UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2011

SYNUTRA INTERNATIONAL, INC.

(Exact Name of Registrantas Specified in Charter)

Delaware	001-33397	13-4306188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2275 Research Blvd., Suite 500, Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 840-3888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Effective August 29, 2011, Mr. Donghao Yang resigned as the Chief Financial Officer (“CFO”) of Synutra International, Inc. (the “Company”) to pursue another professional opportunity. Mr. Weiguo Zhang, age 54, who has served as the Company’s President and Chief Operating Officer since 2005, will serve as the interim CFO while the Company conducts its search for potential CFO candidates. In addition, effective August 29, 2011, the Board of Directors of the Company elected Mr. Yang as a new director of the Company. The Board of Directors has designated Mr. Yang as a Class I director and he shall serve for a term ending on the date of the first annual meeting of stockholders following the end of the Company’s 2012 fiscal year.  The Company expects that Mr. Yang will serve on the Audit Committee of the Board of Directors.

On August 29, 2011, the Company issued a press release announcing the foregoing.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

99.1           Text of press release issued by Synutra International, Inc. dated August 29, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC.(Registrant)

Date:	August 29, 2011	By:	/s/ Weiguo Zhang
			Name:	Weiguo Zhang
			Title:	President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release issued by Synutra International, Inc. dated August 29, 2011